Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Urban Barns Foods Inc. (the “Company”) on Form 10-K for the period ending July 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Horst Hueniken, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 28, 2014

/s/ Horst Hueniken

__________________________

Chairman, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director